Exhibit 99.1

Central European Distribution Corporation Announces Third Quarter 2012 Results; Company

Finalizes Restatement for 2nd Quarter 2012

Mt. Laurel, New Jersey, November 16, 2012: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the third quarter of 2012. CEDC also announced that it has finalized the restatement of its financial statements for the second quarter 2012.

Third Quarter 2012 Results

CEDC today announced that, for the three months ended September 30, 2012 net sales were $191.3 million as compared to $209.6 million reported for the same period in 2011. CEDC also announced that its net income on a U.S. GAAP basis (as hereinafter defined), for the third quarter was $35.8 million or $0.44 per fully diluted share, as compared to a net loss of $848.7 million or $11.71 per fully diluted share, for the same period in 2011. On a comparable basis, CEDC announced a net loss of $0.3 million, or $0.00 per fully diluted share, for the third quarter of 2012, as compared to a net loss of $4.5 million, or $0.06 per fully diluted share, for the same period in 2011. The number of fully diluted shares used in computing the earnings per share was 81.8 million for the third quarter of 2012 and 72.6 million for the same period in 2011. For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

Q3 2012 Business summary (in comparison to Q3 2011):

•	Net sales of $191 million (-8.7%), driven by organic growth of 1 % which was offset by negative impact of FX (-9.7%);

•	Overall comparable gross margin improvement from 38% to 43%;

•	Comparable operating profit up by 22%; and

•	Further growth of domestic vodka sales in volume and value in Poland; decline in the Russian market due to among others factors prior overstocking of the market before July 1st excise tax increase.

“In spite of the challenges faced by the company during this period, the changes in operational management and controls are starting to produce improved operating results. The efforts we have put into better execution of our pricing policy and focus on more profitable product mix in all of our key markets resulted in improvement of our comparable gross margin and significant increase of our comparable operating profit”- commented David Bailey, CEO of CEDC

For further information regarding the third quarter of 2012, a slide presentation will be available on the Investor Relations section of our website at www.cedc.com/investor-relations.

Financial Restatement

As previously disclosed, upon the recommendation of senior management, the Audit Committee of CEDC’s board of directors concluded that CEDC’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2012, should no longer be relied upon because of a need to correct an excess write-off of accounts receivable previously recorded to account for promotional compensation granted to one customer at the Russian Alcohol Group (“RAG”), its main operating subsidiary in Russia. The excess write-off resulted in an inadvertent understatement of CEDC’s accounts receivable. CEDC’s management has concluded that as a result of the correction, accounts receivable as at June 30, 2012 were understated by $5.8 million, taxes other than income taxes were understated by $0.1 million, foreign currency translation adjustment was overstated by $0.3 million and selling, general and administrative expenses for the three and six months ended June 30, 2012 were overstated by $6.0 million, resulting in an understatement of the net income for the three and six months ended June 30, 2012 of $6.0 million. These amounts reflect the fact that certain accounts receivable from one customer of RAG that had been written off in the CEDC‘s unaudited condensed consolidated financial statements for the three and six month period ended June 30, 2012, were recovered before the filing of the CEDC’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2012 with the United States Securities and Exchange Commission and therefore the associated accounts receivable should have been higher. The adjustments have no impact on previously reported net cash provided by operating activities reported in the cash flow statements during the period.

In addition to the error in recognition of accounts receivable in previously issued financial statements described above, the restated unaudited condensed consolidated financial statements for the three and six months ended June 30, 2012 to be filed by CEDC will also correct the presentation of non-trade receivables from accounts receivable and accrued liabilities to other current assets, and as a result reported accounts receivable will be decreased by $8.6 million, other accrued liabilities will be decreased by $2.0 million and other current assets will be increased by $6.6 million. The unaudited condensed consolidated statement of operations for the three and six month period ended June 30, 2012 and the unaudited condensed consolidated statement of cash flow for the six months then ended will not be affected by this presentation error.

CEDC is currently targeting a date of November 19, 2012, for filing an amended quarterly report on Form 10-Q for the three and six months ended June 30, 2012 with the United States Securities and Exchange Commission to reflect the restated financial statements. There can be no assurance, however, that this filing will be made within the anticipated period.

NASDAQ Compliance Letter

CEDC also announced that on November 14, 2012 it received a letter from the Nasdaq Listing Qualifications Department stating that, since CEDC has not yet filed its Form 10-Q for the period ended September 30, 2012, it no longer complies with Nasdaq Listing Rule 5250(c)(1). The letter states that CEDC has until January 8, 2013 to submit a plan to regain compliance and that, if it accepts CEDC’s plan, Nasdaq can grant an exception until May 8, 2013 for CEDC to regain compliance. CEDC intends to file its Form 10-Q as soon as practicable and expects to regain compliance with Listing Rule 5250(c)(1) upon such filing.

Non-GAAP Financial Information

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures.

About Central European Distribution Corporation

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Concha y Toro, among others.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the effect of changes in CEDC management and controls on CEDC’s operating results, gross margin or operating profit. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, uncertainties regarding the timing of the filing of the restatement, unanticipated accounting issues or audit issues regarding the financial data for the period to be restated or adjusted and the inability of CEDC or its independent registered public accounting firm to confirm relevant information or data.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K/A for the fiscal year ended December 31, 2011, filed with the SEC on October 5, 2012, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the SEC.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts are expressed in thousands

(except share information)

	30 September, 2012 (unaudited)	31 December, 2011
ASSETS
Current Assets
Cash and cash equivalents	$102,713	$94,410
Accounts receivable, net of allowance for doubtful accounts at September 30, 2012 of $26,512 and at December 31, 2011 of $24,510	220,802	410,866
Inventories	160,061	117,690
Prepaid expenses	27,472	16,538
Other current assets	48,780	23,020
Deferred income taxes	5,173	4,717
Debt issuance costs	7,389	2,962

Total Current Assets	572,390	670,203

Intangible assets, net	486,787	463,848
Goodwill	706,924	670,294
Property, plant and equipment, net	178,871	176,660
Deferred income taxes, net	23,195	21,488
Debt issuance costs	11,324	13,550
Non-current assets held for sale	675	675

Total Non-Current Assets	1,407,776	1,346,515

Total Assets	$1,980,166	$2,016,718

LIABILITIES AND EQUITY
Current Liabilities
Trade accounts payable	$78,735	$144,797
Bank loans and overdraft facilities	115,196	85,762
Obligations under Convertible Senior Notes	257,122	0
Obligations under Debt Security	70,000	0
Income taxes payable	9,421	9,607
Taxes other than income taxes	101,820	189,515
Other accrued liabilities	75,357	48,208
Current portions of obligations under capital leases	832	1,109

Total Current Liabilities	708,483	478,998

Long-term obligations under capital leases	674	532
Long-term obligations under Convertible Senior Notes	0	304,645
Long-term obligations under Senior Secured Notes	933,871	932,089
Long-term accruals	2,093	2,000
Deferred income taxes	94,815	91,128

Commitments and contingent liabilities (Note 15)
Total Long-Term Liabilities	1,031,453	1,330,394

Temporary equity	29,443	0

Stockholders’ Equity
Common Stock ($0.01 par value, 120,000,000 shares authorized, 73,045,992 and 72,740,302 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively)	730	727
Preferred Stock ($0.01 par value, 1,000,000 shares authorized, none issued and outstanding)	0	0
Additional paid-in-capital	1,371,389	1,369,471
Accumulated deficit	(1,189,620)	(1,197,884)
Accumulated other comprehensive income	28,438	35,162
Less Treasury Stock at cost (246,037 shares at September 30, 2012 and December 31, 2011, respectively)	(150)	(150)

Total Stockholders’ Equity	210,787	207,326

Total Liabilities and Equity	$1,980,166	$2,016,718

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

All amounts are expressed in thousands

(except per share information)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Sales	$401,113	$432,942	$1,125,619	$1,176,861
Excise taxes	(209,782)	(223,304)	(601,098)	(630,513)
Net sales	191,331	209,638	524,521	546,348
Cost of goods sold	109,317	131,427	312,055	340,820

Gross profit	82,014	78,211	212,466	205,528

	42.9%	37.3%	40.5%	37.6%
Selling, general and administrative expenses	66,835	61,710	187,909	180,836
Gain on remeasurement of previously held equity interests	0	0	0	(7,898)
Impairment charge	0	674,515	0	674,515

Operating income / (loss)	15,179	(658,014)	24,557	(641,925)

Non operating income / (expense), net
Interest income / (expense), net	(26,231)	(28,123)	(78,139)	(83,336)
Other financial income / (expense), net	58,490	(170,337)	80,648	(120,807)
Other non operating income / (expense), net	(5,883)	(10,683)	(10,982)	(14,320)

Income / (loss) before income taxes and equity in net losses from unconsolidated investments	41,555	(867,157)	16,084	(860,388)

Income tax benefit / (expense)	(5,786)	18,422	(7,820)	14,232
Equity in net losses of affiliates	0	0	0	(7,946)

Net income / (loss) attributable to the company	35,769	(848,735)	8,264	(854,102)

Net income / (loss) from operations per share of common stock, basic	$0.46	($11.71)	$0.11	($11.85)
Net income / (loss) from operations per share of common stock, diluted	$0.44	($11.71)	$0.10	($11.85)

Other comprehensive income / (loss), net of tax:
Foreign currency translation adjustments	10,945	(215,010)	(6,724)	(50,410)

Comprehensive income / (loss) attributable to the company	$46,714	($1,063,745)	$1,540	($904,512)

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

All amounts are expressed in thousands

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities
Net income / (loss)	$8,264	($854,102)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,075	15,328
Deferred income taxes	(1,948)	(5,138)
Unrealized foreign exchange gains	(77,591)	118,366
Stock options fair value expense	1,919	1,998
Equity loss in affiliates	0	7,946
Gain on fair value remeasurement of previously held equity interest	0	(6,397)
Impairment charge	0	674,515
Impairments related to assets held for sale	0	7,355
Other non cash items	849	6,170
Changes in operating assets and liabilities:
Accounts receivable	211,483	246,153
Inventories	(33,969)	(9,183)
Prepayments and other current assets	(42,447)	(7,701)
Trade accounts payable	(78,804)	(42,518)
Other accrued liabilities and payables (including taxes)	(71,829)	(106,396)

Net cash provided by / (used in) operating activities	(68,998)	46,396

Cash flows from investing activities
Purchase of fixed assets	(8,017)	(5,422)
Proceeds from the disposal of fixed assets	381	0
Purchase of intangibles	0	(693)
Purchase of trademarks	0	(17,473)
Acquisitions of subsidiaries, net of cash acquired	0	(24,125)

Net cash used in investing activities	(7,636)	(47,713)

Cash flows from financing activities
Borrowings on bank loans and overdraft facility	78,177	36,027
Payment of bank loans, overdraft facility and other borrowings	(45,439)	(37,892)
Debt security, net of debt issuance cost of $838	69,162	0
Repayment of Convertible Senior Notes	(50,392)	0
Issuance of shares in private placement	29,885	0
Decrease in short term capital leases payable	(252)	(34)
Proceeds from options exercised	0	72

Net cash provided by / (used in) financing activities	81,141	(1,827)

Currency effect on brought forward cash balances	3,796	(7,781)
Net increase in cash	8,303	(10,925)
Cash and cash equivalents at beginning of period	94,410	122,116

Cash and cash equivalents at end of period	$102,713	$111,191

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$0	$23,175

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

All amounts are expressed in thousands

	GAAP	A	B	C	D	Comparable
	Q3-12	FX	APB 14	Advisory costs	Restructuring / Re-licensing Costs	Q3-12

Sales	$401,113	$0	$0	$0	$0	$401,113
Excise taxes	(209,782)	0	0	0	0	(209,782)
Net sales	191,331	0	0	0	0	191,331
Cost of goods sold	109,317	0	0	0	0	109,317

Gross profit	82,014	0	0	0	0	82,014

	42.86%					42.86%
Operating expenses	66,835	0	0	(11,383)	(1,932)	53,520

Operating income	15,179	0	0	11,383	1,932	28,494

	7.93%					14.89%
Non operating income / (expense), net
Interest income / (expense), net	(26,231)	0	1,510	0	0	(24,721)
Other financial income / (expense), net	58,490	(58,490)	0	0	0	0
Other non operating income / (expense), net	(5,883)	0	0	1,867	0	(4,016)

Income / (loss) before taxes and equity in net income from unconsolidated investments	41,555	(58,490)	1,510	13,250	1,932	(243)

Income tax benefit / (expense)	(5,786)	11,698	(529)	(4,355)	(1,043)	(15)

Net income /(loss)	$35,769	($46,792)	$981	$8,895	$889	($258)

Net income / (loss) from continuing operations per share of common stock, basic	$0.46					($0.00)

Net income / (loss) from continuing operations per share of common stock, diluted	$0.44					($0.00)

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one-off legal and other professional service costs associated with transaction with the Russian Standard and the restatement process.
D.	Represents net impact of one-off items related to restructuring associated with the Russian Alcohol Group and the Whitehall Group in Russia as well as severance payments for the former Officers of the Company.

	GAAP	A	B	C	D	Comparable
	Q3-11	FX	APB 14	Restructuring Costs	Other Adjustments	Q3-11

Sales	$432,942	$0	$0	$0	$0	$432,942
Excise taxes	(223,304)	0	0	0	0	(223,304)
Net sales	209,638	0	0	0	0	209,638
Cost of goods sold	131,427	0	0	(446)	0	130,981

Gross profit	78,211	0	0	446	0	78,657

	37.31%					37.52%
Operating expenses	61,710	0	0	(6,415)	0	55,295
Impairment charge	674,515	0	0	0	(674,515)	0

Operating income / (loss)	(658,014)	0	0	6,861	674,515	23,362

	-313.88%					11.14%
Non operating income / (expense), net
Interest income / (expense), net	(28,123)	0	1,101	0	0	(27,022)
Other financial income / (expense), net	(170,337)	170,337	0	0	0	0
Other non operating income / (expense), net	(10,683)	0	0	8,678	0	(2,005)

Income / (loss) before taxes and equity in net income from unconsolidated investments	(867,157)	170,337	1,101	15,539	674,515	(5,665)

Income tax benefit / (expense)	18,422	(34,067)	(385)	(3,263)	20,484	1,190

Net income /(loss)	($848,735)	$136,270	$716	$12,276	$694,999	($4,475)

Net loss from continuing operations per share of common stock, basic	($11.71)					($0.06)

Net loss from continuing operations per share of common stock, diluted	($11.71)					($0.06)

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Includes elimination costs associated with the re-licensing in Russia. Primarily consists of costs related to facility improvements and preparation of facilities for inspection as well as accounts receivables related to wholesalers who did not obtain required wholesale licenses. Also includes costs associated with the Tula plant which was discontinued during the period, including related fixed asset write-downs.
D.	Net impact of impairment charge for goodwill and brands as well as tax true up of NOL provision in income taxes